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                       SOFTECH, INC. AND SUBSIDIARIES

                                EXHIBIT 10(i)



                  ADDENDUM NUMBER 2 TO EMPLOYMENT AGREEMENT


      Addendum Number 2 to Employment Agreement (the "Agreement") dated as of January 1, 1994, between SOFTECH, INC., a Massachusetts corporation (the "Company"), and Norman L. Rasmussen (the "Executive").

      WHEREAS, the SofTech Board of Directors voted on June 22, 1995 to seek alternatives aimed at enhancing shareholder value including, but not limited to, the possible sale of all or part of the Company; and

      WHEREAS, the Board of Directors desires to provide the Executive with an incentive to carry out that objective as expeditiously as possible while receiving the highest possible market price;

      NOW, THEREFORE, the Company and the Executive agree to the following Addendum to the Agreement:

1.) Section 6.4 of the Agreement is amended by the addition of the following sentence:

      Should Executive's employment be terminated without cause as a result of the sale of the business or change in management control of the Company then, notwithstanding the provisions of this Section 6.4 of the Agreement, the Executive will be entitled to continued payment of his then current base salary until the earlier of i) the expiration date of the Agreement or the current extension term.

2.) ADDENDUM TO EMPLOYMENT AGREEMENT adopted at the December 16, 1994 meeting of the Board of Directors is amended by the addition of the following sentence:

      Should the Executive's employment be terminated as a result of the sale of the business or change in control of the Company as provided in
Section 6.4 of the Agreement without cause prior to the payment of cash bonuses of $226,215 which are due on each of December 31, 1995 and 1996, then, notwithstanding the provisions of this Addendum, such cash bonus payments shall be made to the Executive on each of those dates subject to the provisions of this Addendum regarding the use of the payments to purchase variable annuity contracts with distributions beginning January 1, 1999.

      All other provisions of the Agreement as previously amended shall remain in full force and effect.








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      The parties agree to the terms of this Addendum Number 2 to the
Agreement as specified above.

ATTEST:                                SOFTECH, INC.

_____________________________          ______________________________
Title:                                 Title:  Director and Member,
                                               Compensation Committee

Witness:                               Executive:


_____________________________          ______________________________
                                       Norman L. Rasmussen